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                                                                 Exhibit 10.17

                             GREEN PARK BUILDING
                                    LEASE
                                    -----


        This Indenture of Lease, made and entered into at Cleveland, Ohio, as of this 1 day of January, 1998 between 3637 GREEN ROAD CO., LTD., an Ohio Limited Liability Company, "Lessor" and MEDIFAX, INC., a Missouri corporation, dba The MRC Group, "Lessee".

                                 WITNESSETH:

LEASED PREMISES
---------------

        1. Lessor hereby lets and leases unto Lessee, the premises described as follows:

        That portion of the GREEN PARK BUILDING ("Building") located at 3637 Green Road, Beachwood, Ohio and known as:

        Unit #'s 1 and 2 of the front office area containing approximately 3722 square feet, and Unit #1 of the warehouse area containing approximately 3912 square feet, and Unit #2-A of the warehouse space containing approximately 1679 square feet.

        The portion of the Building being leased hereunder is hereinafter referred to as the "Leased Premises" and "Premises" and is outlined in blue on the drawing attached hereto and made a part hereof as Exhibit "A". Lessor represents that it is the owner of the Premises and that the portion thereof being leased to Lessee is not currently under lease to any other party.

TERM
----

        2. To have and to hold the Leased Premises for a term of Three (3) years beginning on the commencement date which shall be on or before January 1, 1998 and ending on December 31, 2000. Provided however, that the term for Unit #2-A of the warehouse area shall be for a period of one year that shall automatically renew for the same one year term unless either party gives written notice to the other no later than sixty (60) days prior to the end of the then current term. The parties acknowledge that Lessee is currently in the Premises and that the Premises are ready for occupancy except as may hereinafter be set forth.

CONDITION OF THE PREMISES
-------------------------

        3. At the date of Lessee's occupancy, Lessee will inspect the Leased Premises and is leasing the same in an "as-is" condition unless otherwise set forth in writing as hereinafter provided. Lessor grants to Lessees an allowance in the amount of Four Thousand Five Hundred dollars ($4,500.00) for remodeling or replacing carpeting and doors and painting/wallpapering in the Premises. Lessor shall not be obligated to grant any further allowances or to make any further alterations to the Leased Premises unless agreed to in writing.

RENT
----

         4. Lessee covenants and agrees to pay to Lessor, at such place as Lessor may designate, as rent for said Leased Premises for and during the three
(3) year term of this Lease, the sum of Two Hundred Fifty-Four Thousand Four Hundred Thirty-Six and 00/100 dollars ($254,436.00) to be paid as follows:
Commencing on January 1, 1998, twelve (12) equal monthly installments of Six Thousand Seven Hundred and 00/100 dollars ($6,700.00) each, in advance, on the first day of each calendar month. Commencing on January 1, 1999, twelve (12) equal monthly installments of Seven Thousand Fifty-Five and 00/100 dollars ($7,055.00) each, in advance, on the first day of each calendar month. Commencing on January 1, 2000, twelve (12) equal monthly installments of Seven Thousand Four Hundred Forty-eight and 00/100 dollars ($7,448.00) each, in advance, on the first day of each calendar month. If either party elects to terminate the lease term for Unit #2-A of the warehouse area as provided hereinabove, then the rent of the Leased Premises shall be reduced by Five Hundred and 00/100 dollars per month during the remaining balance of the term of this Lease. All installments of rent shall be paid during the said term without deduction or setoff. All payments hereunder are to be made payable to Lessor at 3637 Green Road, Beachwood, OH 44122, or at such other place as the
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Lessor may designate in writing. All rent, charges and other payments not paid to Lessor when the same become due bear interest at the rate of ten percent (10%) per annum commencing on the sixth day after the rent, charges or other payments are due. If the commencement date of this Lease is a day other than the first day of the month, pro rata rent for the number of days remaining in said month shall be paid by Lessee or Lessor on the commencement date.

SECURITY DEPOSIT
----------------

        5. Upon the execution of this Lease, Lessee agrees to deposit with Lessor the sum of ___________ to be held without interest to secure the faithful performance of all of the covenants of the Lease and if the same have been faithfully performed, said deposit shall be refunded at the expiration of this Lease. If at any time the rent for the Premises is increased, the security deposit shall be increased so as to equal a one month installment. In the event of the sale of the entire building, Lessor shall have the right to
(i) transfer the security deposit of Lessee to the purchaser or mortgagee, as the case may be, and thereupon Lessor shall be released and is hereby released by Lessee from all liability for the return of such security deposit and Lessee agrees to look to the new Lessor solely for the return of the security deposit, or (ii) refund the security deposit to Lessee who hereby agrees to immediately deposit the same with the purchaser or mortgagee. Lessee hereby agrees not to assign or encumber or attempt to assign or encumber the security deposit and Lessor shall not be bound by any such assignment or encumbrance.

SERVICES
--------

        6. The Lessor shall provide to the Office area of the Leased Premises:

            a. Such heat and air conditioning to maintain the Leased Premises at comfortable temperatures appropriate to the use of Lessee and the weather conditions prevailing twenty-four a day, seven days a week.

            b. Common washrooms, as required by local applicable codes.

            c. Hot and cold water in reasonable amounts to the aforesaid common washrooms and to the Leased Premises.

            d. Adequate janitorial services, including said services to said common washrooms and common areas. Said janitorial services shall be furnished not more than five (5) days per week.

            e. Window washing service as reasonably required.

            f. Adequate parking spaces on the grounds appurtenant to Building for the use, in common, with the other tenants of said building and their employees and invitees.

            g. Adequate snow removal service for the aforementioned parking spaces and for all approaches thereto.

            h. Provide during business hours reasonable illumination for all parking areas and footways appurtenant to the Building.

            i. Landscaping of the grounds appurtenant to the Building.

        6A. The Lessor shall provide to the warehouse area of the Leases
            Premises:

            a. Adequate parking spaces on the grounds appurtenant to Building for the use, in common, with the other tenants of said building and their employees and invitees.

            b. Adequate snow removal service for the aforementioned parking spaces and for all approaches thereto.

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            c. Hot and cold water in reasonable amounts to the Premises.

            d. Landscaping of the grounds appurtenant to the Building.

UTILITIES
---------

        7. With respect to the Office Area, Lessor shall supply electrical current to the Leased Premises for lighting and other general office use purposes.

        Installation of special equipment such as x-ray, electronic and other intermittent operating equipment shall first have the approval of the Lessor and be subject to special charges and regulations. Any new or additional electric facilities required to service equipment installed by Lessee, all changes in existing electrical facilities in or service to the Premises required by the Lessee, if permitted, and all electric lighting bulbs and tubes, shall be installed and furnished at Lessee's expense. All expenses of maintenance and cleaning of fluorescent lighting equipment located in the Lease Premises shall be borne by Lessee.

        Lessor does not warrant that any of the services mentioned above in Paragraphs 6 and 7 will be free from interruptions caused by repairs, renewals, improvements, alterations, strikes, lockouts, accidents, inability of Lessor to procure such services or to obtain fuel or supplies, or other causes beyond the reasonable control of Lessor. Any such interruption of service shall never be deemed an eviction or disturbance of the Lessee's use and possession of the Premises or any part thereof, or render the Lessor liable to the Lessee for damages, or relieve the Lessee from performance of the Lessee's obligations under this Lease.

        Unless otherwise provided, Lessee to pay its pro rata share of electricity and gas supplied to the Leased Premises in accordance to a ratio of the amount of square footage occupied by lessee to the total square footage covered by any and all electric and gas meters regulating said Leased Premises. Such percentages may be adjusted by separate written agreements with co-tenants covered under the same meters. All tenants sharing any meter are required to be named on the billing statement of the appropriate utility. In the event that a co-tenant vacates the building then Lessor shall pay for the gas or electricity supplied to the vacant space to maintain Lessee's premises at a comfortable level.

RESERVATION OF EASEMENT
-----------------------

        7.1 Lessor reserves a non-exclusive easement for access to Unit 2-A of the warehouse area through that portion shown as the "Access Area" shaded in blue on Exhibit A. Lessee may use such access area in common with the tenant using Unit 2-B of the warehouse area. Each tenant shall keep the access area free of obstructions.

PARKING
-------

        8. Lessee, its employees and invitees, shall have the right in common with the other tenants in the building to parking areas. Lessor reserves the right to establish rules and regulations in connection with the use of driveways, parking areas, exterior service and delivery areas.

REAL ESTATE TAX ESCALATION
--------------------------

        9. If the real estate taxes, including special assessments for public improvements, levied against the land and buildings of the Leased Premises shall be increased for any reason whatsoever in any tax year during the term hereof over the amount of such taxes due and payable for said building for the year 1997 then Lessee shall pay to Lessor, within 15 days after being billed therefore as additional rent without any deduction or setoff whatever, an amount equal to 34.0% of such tax increase being Lessee's pro rata share, (and further pro rated for the number of months that Lessee has occupied the Leased Premises during the calendar year).


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OPERATING EXPENSE ESCALATION
----------------------------

        10. In the event that the operating expenses (as hereinafter defined) incurred by lessor during any lease year or part thereof pro rated for the number of months that Lessee has occupied the Leased Premises shall be greater than the operating expenses incurred by Lessor during the calendar year 1997, then Lessee shall pay to Lessor as additional rent for the lease year in question, within 15 days after being billed therefore, an amount equal to 34.0% of the warehouse, office-warehouse share of such increase. For the purposes of this paragraph "operating expenses" shall mean any or all expenses incurred by Lessor with respect to the building of which the Leased Premises form a part including but not limited to: wages of building personnel, service contracts with independent contractors for the cleaning, maintenance and repair of the building (interior and exterior), electricity, steam, utility taxes, water, (including sewer rental and use), gas, casualty and liability insurance, supplies, management fees, landscaping, parking lot maintenance, snow removal, roof maintenance, and all other expenses paid in connection with the operation of the building, excluding real estate taxes. Lessee shall be obligated to pay only that pro rata portion of the increased operating expenses attributable to the categories of space being leased as designated in Paragraph 1 herein.

        Further, Lessee shall pay in amount equal to 53.00% of that portion of additional expenses incurred on behalf of all front office tenants, including but not limited to light fixtures, cleaning, maintenance, gas and exterminating.

USE
---

        11. Lessee agrees that the Leased Premises shall be used for the purpose of general office use related to Lessee's core business and storage of related materials and for no other purposes, and shall be used in a careful and safe manner and in compliance with all local zoning ordinances; that no nuisance or waste shall be committed or permitted upon or any damage be done to said Premises and Lessee will pay on demand for any damage to the premises caused by Lessee, Lessee's agents or other persons permitted by Lessee to occupy or use the Premises or parts thereof. Based on Lessee's representations, Lessee's use of the Premises will comply with the permitted zoning use for the City of Beachwood.

UNLAWFUL USE
------------

        12. Lessee shall not conduct or permit to be conducted upon said Premises any business or permit any act which is contrary to or in violation of any law or regulation of any and all governmental agencies, including the Environmental Protection Agency, and the rules, regulations and requirements that may be imposed by any such agencies and by insurance companies by which the demised premises are insured, nor will Lessee use or allow the Premises to be used in any way that will injure the reputation of the Premises, Lessor or occupiers of the Building, nor will Lessee store or sell or permit to be sold or stored therein any malt, spirituous or vinous liquors without the prior written permission of Lessor. Lessee shall not use or permit the demised premises to be used for any unlawful or illegal business purposes or any purposes which will invalidate or be in conflict with any fire insurance policy or increase the rate of fire insurance covering the Building, and in addition, will comply, at Lessee's expense, with all governmental regulations concerning the proper use, disposal and ventilation of hazardous, toxic or flammable materials, and shall not do or permit to be done anything upon the Premises which might subject Lessor to any liability of responsibility for injury to person or property by reason of any business operation carried on the Premise or for any other reason. In no event shall any explosives, extra hazardous or inflammable material be taken or retained in the Premises.

RESERVED RIGHTS
---------------

13. Lessor reserves the following rights:

         a. To change the name or street address of the building or of the door number of the premises, without liability of Lessor to Lessee.


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     b.  To enter during the last ninety (90) days of the term, at reasonable times with responsible notice. For the purpose of displaying the Leased Premises to prospective tenants.

     c. To establish rules and regulations as, in its sole judgement, may from time to time be deemed appropriate for the safety, care, cleanliness and welfare of the building and its tenants.

     Lessor may exercise any or all of the foregoing rights hereby reserved to Lessor without being deemed guilty of any eviction or disturbance of Lessee's use and possession and without being liable in any manner to Lessee and without elimination or abatement of rent, or other compensation, and such acts shall have no effect upon this Lease.

REPAIRS BY LESSOR
-----------------

     14. Lessor shall maintain the exterior of the Lease Premises, including the roof, the foundation and the structural portion thereof and the heating and plumbing systems and fixtures all in good repair, except such as may be required thereto by reason of the negligent acts of the Lessee or it's agents or invitees. Lessor shall make all necessary repairs to parking areas, service driveways, sidewalks and equipment for lighting parking areas.

REPAIRS BY LESSEE; ALTERATIONS
------------------------------

     15. Lessee shall take good care of the Leased Premises and all improvements thereon and shall immediately keep the same in good condition and repair and in compliance with all building and fire codes. Lessee shall forthwith make good any injury or breakage done by anyone therein. Lessor makes no other representation as to the condition of the Premises. Lessee will make no alterations in or additions or improvements to the Premises without first obtaining the written consent of Lessor, and all additions and improvements made by Lessee (except only movable office furniture, equipment and fixtures) shall become the property of Lessor on the termination of the Lease. Lessee shall comply with the directions of public officers and all ordinances immediately upon taking possession of the Premises as to the maintenance of the Premises and shall comply with all health, building and police regulations applicable to or affecting the interior of the Premises. A lessee of the office-warehouse area and the warehouse area shall maintain the heat for such areas at minimum temperatures to prevent freezing of the pipes.

     15.1 Notwithstanding anything to the contrary contained in Ohio Revised Code Section 1311.10 or in this Lease, Lessee's shall not deemed to be a partner, member, joint venturer or agent of Landlord; and in no event shall any lien resulting from Lessee's improvements to the Premises encumber Lessor's underlying fee simply estate. Lessee agrees that it shall not enter into any contract for improvements to the Premises unless the following language is included in such contract:

     "Notwithstanding anything herein contained to the contrary, the contractor acknowledges that [fill in name by which Lessee contracts] holds only a leasehold interest in the property which is the subject of this contract. [fill in name of by which Lessee contracts] is not the agent of the owner of the property, an no lien resulting from work performed under this contract shall attach to the interest of such owner."

Lessee shall not permit any work to be commenced until such time as Lessee has provided Lessor with a fully executed copy of the construction contract evidencing incorporation of the aforesaid language. In addition prior to the commencement of, Lessee shall post the following notice in a conspicuous place on the Premises, and shall assure that such notice is maintained throughout the entire course of construction:

                     NOTICE TO CONTRACTORS, SUBCONTRACTORS,
                     --------------------------------------
                            MATERIALMEN AND LABORERS
                            ------------------------

     Notice is hereby given that work on [description of job] is being


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         performed for [name by which Lessee contracts]. [name by which Lessee contracts] is not a the agent of the owner of this property, and any lien rights shall be limited to the leasehold estate of [name by which Lessee contracts] and shall in no event attach to the interest of the owner.

REMOVAL OF
LESSEE'S
PROPERTY          16.  All furnishings, trade fixtures and other equipment
     installed in the premises by Lessee and paid for by Lessee shall be removed by Lessee upon termination of this Lease, and Lessee shall at its own expense repair any damage caused by removal of any of such as are affixed to the premises and require severance

                  Any and all property of the Lessee which the Lessee fails to remove after the termination of this Lease may be handled, removed, stored or otherwise disposed of by the Lessor at the risk and expense of the Lessee, and the Lessor in no event shall be responsible for the preservation or safekeeping thereof. The Lessee shall pay to the Lessor, upon demand in writing, any and all expenses incurred by such removal and all storage charges incurred with respect to such property. If any property shall remain in the leased premises or in the possession or under the control of the Lessor and shall not be retaken by the Lessee within a period of thirty (30) days from and after the time when the premises are either abandoned by the Lessee or re-entered by the Lessor under the terms of this Lease, said property shall conclusively by deemed to have been forever abandoned by the Lessee.

SIGNS             17.  Lessee may not erect any sign, advertisement or notice, except as approved by Lessor in writing, as to the size, type and location thereof, and except as conforms to and meets all the requirements of state, county and local authorities, and same shall be maintained by Lessee.

     INDEMNITY
     ---------

         18. Lessee shall indemnify, pay and save harmless Lessor from all liability, damage, expense, cost of actions, suits legal fees, claims and/or judgments arising from injury to person or property or to or upon so much of the Leased Premises as is within the exclusive control of the Lessee, arising out of, in connection with or relating to any use or occupation of said Premises by Lessee. Lessee shall at its own expense, defend all suits brought against Lessor or in which Lessor is joined with others upon any such claim or claims and will satisfy, pay and discharge all judgments recovered against Lessor, in any such actions. Lessee shall carry and pay for public liability insurance in limits of at least One Hundred Thousand Dollars/Three Hundred Thousand Dollars ($100,000.00/$300,000.00) for injury or death and One Hundred Thousand Dollars ($100,000.00) for property damage and shall deposit memorandum copies or certificates of said policy with Lessor, and Lessor shall be named as an additional insured therein. All such policies shall provide that they may not be cancelled without at least ten (10) days prior written notice to the Lessor by either Lessee or the Insurer.



     NON-LIABILITY
     -------------

         19. Unless caused by the fault of the Lessor, Lessor shall not be liable for any damage occasioned by reason of the construction of the premises. Lessor shall not be responsible for any damage occasioned by the failure to make required repairs unless written notice of the need for such repairs has been given by Lessee to Lessor, a reasonable time after Lessee learns of the need of such repairs has elapsed and Lessor has failed to make such repairs.


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WAIVER OF         20.  Provided and so long as the provisions of this paragraph
SUBROGA- do not result in the invalidation or cancellation of the fire and
TION extended coverage or additional perils insurance policies on the building or constitute a defense to any claim for loss under said policies, Lessor and Lessee agree to and by these presents do hereby waive all rights of recovery and causes of action against Lessee and Lessor respectively, and their officers, employees, servants, agents, invitees, and all parties claiming through or under the Lease, for any damage to or destruction of the leased premises caused by any of the perils insurance policy of Lessor and/or Lessee respectively notwithstanding the fact that said damage shall be due to the negligence of any or all of the parties in whose favor this agreement operates.

     DESTRUCTION OF PREMISES
     -----------------------

         21. If the Leased Premises shall be destroyed or so injured by any cause as to be unfit, in whole or in part for occupancy, and such destruction or injury can reasonably be repaired within ninety (90) days from the happening of such destruction or injury, then Lessee shall not be entitled to terminate this Lease, Lessor thereupon shall proceed to repair the Leased Premises with all reasonable speed, and if during such period, Lessee shall be unable to use all or any portion of the Leased Premises, there shall be a proportionate reduction in the rent due from the Lessee to the Lessor. (In addition to simple physical access, use also shall mean to conduct business activity, typical of Lessee's use prior to such destruction or injury) If the

VACATION          22.  Lessee shall deliver up and surrender to Lessor
OF       possession of the leased premises upon the expiration of the
PREMISES Lease or its termination in any way in as good condition and repair as the same shall be at the commencement of said term (loss by fire or other casualty covered by the standard extended coverage insurance policy and ordinary wear and tear only excepted) and deliver the keys at the office of Lessor or Lessor's agent.

HOLDING           23.  Should the Lessee remain in possession of the leased
OVER premises after the date of the expiration of this Lease, Lessee shall be a tenant from month to month, and such tenancy shall be otherwise subject to all the conditions and covenants of this Lease.

WAIVER AND        24.  No waiver of any condition or legal right or remedy
WASTE shall be implied by the failure of Lessor to declare a forfeiture, or for any other reason, and no waiver of any condition or covenant shall be valid unless it be in writing signed by Lessor. No waiver of Lessor in respect to one tenant of the building in which the leased premises are located shall constitute a waiver in favor or a breach of any condition claimed or pleaded or excuse a future breach of the same condition or covenant or any other condition or covenant.

                  Lessee covenants and agrees not to commit any waste in or upon any portion of the leased premises or of the Building.

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
LIEN OF               25.  Lessor shall have the first lien, paramount to all
LESSOR others, upon every right and interest of Lessee in and to the leased premises and all additions or improvements now or hereafter placed thereon for the purpose of securing the payment of rent and other moneys covenanted to be paid by Lessee, and to secure the performance of all the obligations of this Lease to be performed and observed by Lessee; and it is especially agreed, notice hereby given to that effect, that no contract, transfer, assignment, mortgage, judgment, mechanic's lien or other lien arising out of transactions with the Lessee shall in any manner affect the title of the Lessor in the leased premises or its interest under this Lease, or take precedence over the rights, interest and first lien of the Lessor hereunder.

CUMULATIVE            26.  All rights and remedies of Lessor under this Lease
REMEDIES shall be cumulative and none thereof shall exclude any other rights or remedies provided for herein or allowed afforded by law.

MECHANICS'            27.  If, because of any act or omission of Lessee, or
LIENS anyone claiming through or under Lessee, an mechanic's lien or other lien or order for the payment of money shall be filed against the demised premises or the building or buildings of which the leased premises are a part, or against Lessor (whether or not such lien or order is valid or enforceable as such), Lessee shall, at Lessee's own cost and expense, cause the same to be cancelled and discharged of record within sixty (60) days after the date of filing thereof, and shall also indemnify and save harmless Lessor from any and all costs, expenses, claims losses or damages, including reasonable counsel fees, resulting therefrom or by reason thereof.

SUBLETTING            28.  Lessee, Lessee's heirs, executors, administrators
AND          successors, assigns and legal representatives shall not assign,
ASSIGNMENT   transfer, mortgage, pledge or encumber this Lease or sublease the leased premises or any part thereof, without Lessor's consent in writing first having been obtained which consent shall not be unreasonably withheld. No assignment for the benefit of creditors or by operation of law, nor any assignment or underletting by the heirs, executors, administrators, legal representatives or successors of Lessee, as the case may be, shall be effective to transfer any rights to the said assignee without the written consent of Lessor fist have been obtained.

WORDS                 29.  Whenever the words "Lessor" or "Lessee" are used in
"LESSOR"     this Lease, they shall be construed to include not only the
AND          original parties by their respective permitted legal
"LESSEE"     representatives, successors and assigns, and all the terms, covenants, benefits and/or conditions herein set forth, performed and derived and/or to be performed and derived by either or any of the parties hereto shall inure to and be binding upon their or its heirs, legal representatives, successors and/or assigns.

CONDEMNATION          30.  If the land upon which the demised premises are
             situated and/or the building shall be taken or condemned for a public or quasi-public use before the termination of this Lease, then and in that event upon such taking, this Lease shall terminate and be and become at an end, as to so much of the leased premises as shall have been taken, and the rent shall be apportioned and paid by Lessee up to the date of such taking,

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
             and any repairs or improvements which may have been made by Lessee upon the leased premises shall be and remain the property of Lessor and Lessee shall have no right to part or all of any compensation or award paid or payable by reason of such taking and Lessee shall have no claim against Lessor by reason thereof.
             Lessee hereby assigns to Lessor all of Lessee's rights, title and interest in and to any and all amounts awarded or paid by reason of such taking.

MORTGAGE              31.  Lessee covenants and agrees, in the event any
FORE-        proceedings are brought for the foreclosure of any mortgage, to
CLOSURE      attorn to the purchaser upon any such foreclosure sale and to recognize such purchaser as the Lessor under this Lease. Lessee agrees to execute and deliver at any time and from time to time, upon the request of Lessor or of any such holder, any instrument which, in the judgment of Lessor, may be necessary or appropriate in any such foreclosure proceeding or otherwise to evidence such attornment.

DEFAULT               32.  If Lessee shall at any time be in default of the
             payment of rent, charge or other payments hereunder for a period of ten (10) days from the due date of the same or if Lessee shall at any time be in default of performance of any of the conditions and obligations of this Lease, other than the payment of moneys hereunder, and shall fail to remedy such defaults within thirty
             (30) days after written notice thereof from Lessor to Lessee, or if Lessee shall be declared insolvent or a bankrupt or shall make an assignment for the benefit of creditors, or if a receiver of any property of Lessee in or upon the premises be appointed in any action, suit or proceeding by or against Lessee, or if the interest of Lessee in the leased premises shall be levied upon or sold under execution or other legal process, or if Lessee shall file a petition to be declared insolvent or a bankrupt or for the appointment of a receiver, whether under the operation of state or federal statutes, Lessor may, at its option, immediately and without further notice to Lessee, or any successor, assignee, transferee, receiver, trustee, heir, executor, administrator, agent, representative or any other person or persons, terminate this Lease, and immediately retake possession of said premises, using such force as may be necessary without being deemed guilty in any manner of trespass or forcible entry or detainer, or, without terminating this Lease, Lessor may re-enter the premises by summary proceedings or otherwise, and in either event may dispossess Lessee. In the event of such re-entry, Lessor may re-let the leased premises or any portion thereof and apply the rent therefrom first to the payment of Lessor's expense incurred by reason of Lessee's default and the expenses of re-letting and then to the payment of rent and all other sums due from Lessee hereunder, Lessee remaining liable for any deficiency. If Lessor, in lieu of terminating this Lease by reason of the default of Lessee, as aforesaid, elects to re-enter the premises and take possession of same, it shall have the right to do so without demand or notice, and may take possession of the same and remove all persons and property any signs of Lessee therefrom, using such force as may be necessary, and in any such event Lessor shall have the right to let, sublet and re-let the leased premises or any portion thereof from time to time for and during the unexpired period of the term hereby demised, without notice to Lessee, and to receive and collect the rents and other income therefrom. For the purpose of such re-letting or subletting, Lessor is authorized to make any repairs, changes, alterations or additions in or to said leased premises as may be necessary in the opinion of Lessor, and if a sufficient sum shall not be realized from such subletting or re-letting after paying all of the costs and expenses of such repairs, changes, alternations and additions and the expense of such re-letting or subletting and the collection of rent accruing therefrom each month to equal the monthly rental and other sums above stipulated to be paid by the said Lessee, then Lessee will pay such efficiency each month upon demand therefor.

TAKING OF                33.  Taking of possession by Lessee shall be
POSSESSION        conclusive evidence against Lessee that the leased premises
BY LESSEE         were in good order and satisfactory condition when Lessee
                  took possession. No promise of Lessor to alter, remodel or improve the leased premises or the building, and no representation respecting the condition of the premises or the building have been made by Lessor to Lessee, unless the same is contained herein, or made a part hereof. This Lease does not grant any rights to light or air over the property;
                  and Lessor shall not be liable to the Lessee for any expense, injury, loss or damage resulting from work done in or upon, or by reason of, the use of any adjacent or nearby building, land, street or alley.


RECORDING                34.  This Lease shall not be recorded by Lessee, but a
                  short form or statutory notice of Lease describing the property herein demised, giving the term of this Lease and referring to this Lease, may be executed, and may be recorded by either party.


NOTICES                  35.  In every instance where it shall be necessary or
                  desirable for the Lessor to serve any notice or demand upon the Lessee, such notice or demand shall be deemed sufficiently given or made if in writing and given to Lessee or left at the premises or sent by United States registered or certified mail, postage prepaid, return receipt requested. If mailed the same shall be addressed to the Lessee at the Building, or if left at the premises the same shall be addressed to Lessee, and the time of the making or giving of such notice or demand shall be deemed to be the time when the same is delivered to Lessee, mailed, or left at the premises as herein provided. Any notice by Lessee to Lessor must be served by United States registered or certified mail, postage prepaid, return receipt requested, addressed to the Lessor at the address where the then last previous payment of rent hereunder was paid and such notice shall be deemed to be given when the same is mailed.


QUIET                    36.  Lessor hereby covenants and agrees that if Lessee
ENJOYMENT         shall perform all the covenants and agreements herein
                  stipulated to be performed on Lessee's part, Lessee shall at all times during the continuance hereof have the peaceable and quiet enjoyment and possession of the leased premises subject to the provisions and conditions of this Lease.

[         ]              37.  In the event of a sale or lease of the entire
                  Building by the entity initially named as Lessor hereunder (exclusive of its successors and assigns), or in the event a mortgagee assumes possession of the Building, said entity shall be and hereby is entirely freed and relieved of all covenants and obligations of Lessor hereunder, and it shall be deemed and construed without further agreement between the parties or their assigns or successors in interest, or between the parties and such purchaser, lessee or mortgagee, as the case may be, that such purchaser, lessee or mortgagee has assumed and agreed to carry out any and all covenants and obligations of Lessor hereunder.

                           Lessee hereby agrees that no partner or member of
                  Lessor, nor their heirs, administrators, successors or assigns, shall have any partnership, membership or other personal liability under this Lease and that no deficiency or other personal judgment shall be rendered against them, or any one or more of them, in any action or proceeding brought on the Lease and that the Lessee shall look solely to the Building, as the same may then be encumbered, for the satisfaction of any judgment obtained by Lessee against Lessor.

SUBORDIN-                38.  The Lessor shall have the right at any time and
ATION OF          from time to time to place upon the Building or land upon
LEASE             which the Building is situated or upon any underlying
                  leasehold rights with respect thereto shall be wholly prior to the rights of the Lessee. The Lessee agrees, at the option of the mortgagee, to attorn to such mortgage provided that at the same time the mortgagee enters into an agreement not to disturb the Lessee's possession provided this Lease is not in default. This provision shall be self-executing without the necessity of the future execution of documents of subordination. However, in order to confirm the provisions of this Paragraph, Lessee agrees to execute any and all instruments deemed by the Lessor necessary or advisable to confirm the subjection and subordination this Lease and of all rights of the Lessee to such mortgage or mortgages. In the event that Leasee shall refuse to execute any such instruments, the Lessee does hereby irrevocably nominate and appoint Lessor as Lessee's agent and attorney-in-fact to execute on behalf of Lessee such instruments or documents and Lessee does hereby confirm and ratify any instruments so executed by virtue of this power of attorney.

ESTOPPEL                 39.  At any time and from time to time, Lessee agrees,
CERTIFI-          upon request in writing from Lessor, to execute, acknowledge
CATES             and deliver to Lessor a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and the dates to which the rent and other charges have been paid.

BROKERAGE                40.  Lessee warrants that it has had no dealings with
                  any broker or agent other than Lessor's personnel in connection with this Lease and covenants to pay, hold harmless and indemnify Lessor from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any broker or agent other than Lessor's personnel with respect to this Lease or the negotiation thereof.

RULES AND                41.  A copy of the rules and regulations of the
REGULATIONS       Building is attached hereto and made a part hereof as fully as though herein rewritten. Lessee grants to Lessor the right to make such changes therein and additions thereto from time to time as in Lessor's judgment may be necessary for the interest, safety, care and cleanliness of the premises, the Building, the parking lot or lots and driveways and for the preservation of good order therein and thereon. Lessee agrees to comply with and abide by all such rules and regulations including all amendments and additions thereto.

                  42. This Lease contains the entire agreement between the parties, and any other agreement hereafter made shall be ineffective to change, modify or discharge it in whole or in part unless in writing and signed by the party against whom enforcement of the change, modification or discharge is sought. The paragraph titles are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this Lease nor in any way affect this Lease. The invalidity of one or more phrases, sentences, or paragraphs of this Lease shall not affect the remaining phrases, sentences or paragraphs or the remaining provisions of this Lease and in the event that any one or more thereof shall be contrary to statute or declared invalid by the final order, decree or judgment of a court of competent jurisdiction, this Lease shall be construed as if the same had not been inserted herein.

          OPTION TO RENEW
          ---------------


                  43. Provided that Lessee is not in an uncured default in the performance of any of the covenants, agreements, conditions or provision of this Lease, and further provided that Lessor has not notified Lessee of such uncured default, Lessee shall have an option to renew this Lease for an additional two (2) years ("Renewal Term") upon the same terms, covenants, agreements, conditions or provisions as now set forth herein except that the rent as set forth in the first paragraph of Item 4. hereinabove shall be at the sum of One Hundred Ninety-Five Thousand Two Hundred Sixty-Four and 001/00 dollars ($195,264.00) to be paid as follows: Commencing on January 1, 2001, twelve (12) equal monthly installments of Seven Thousand Nine Hundred and Fifteen and 00/100 dollars ($7,915.00) each, in advance, on the first day of each calendar month. Commencing on January 1, 2002, twelve
         (12) equal monthly installments of Eight Thousand Three Hundred Fifty-Seven and 00/100 dollars ($8,357.00) each, in advance, on the first day of each calendar month. If either party elects to terminate the lease for the space for Unit #2-A of the warehouse area as hereinbefore provided either prior to or during the Renewal Term, then the rent for the Leased Premises shall be reduced by Five Hundred and Fifty 00/100 dollars ($550.00) per month during the remaining balance of the Renewal Term of this Lease. This Option To Renew must be exercised no later than 180 days prior to the expiration of the original term, by Lessee giving written notice to Lessor of Lessee's intent to exercise the Option To Renew this Lease.

                  IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed on the day and year first above written.

         IN THE PRESENCE OF:                 3637 GREEN ROAD CO., LTD
                                             an Ohio Limited Liability Company
                                                                      "Lessor"
          /s/  ?????                            /s/ ????
         -----------------------             --------------------------------
                                              Howard ????, Member

          /s/ Seth B. Marks                  /s/ ?????
         -----------------------             --------------------------------
          Seth B. Marks                       Stuart ????, Member

                                             MEDIFAX, INC. dba The MRC GROUP,
                                             INC. a Missouri Corporation

         /s/ Wendy ????                      /s/ Steve Bell
         -----------------------             --------------------------------
         Wendy ??????                        STEVE BELL      "Lessee"
                                             its Chief Financial Officer

          /s/ Vicki Solomon
         ------------------------
         VICKI SOLOMON

State of Ohio     ]
                  ]   SS.
Cuyahoga County   ]



     BEFORE ME, Notary Public, in and for said County and State, personally appeared Stuart T. Barber and Howard Greene, personally known to me, who acknowledged that they did executed the foregoing Lease and that the same is their free act and deed.

     In Witness Whereof, I have hereunto set my hand and seal at Beachwood, Ohio, this 3 day of February, 1998.

                                        /s/Seth B. Marks
                                        ---------------------------
                                        Notary Public

                                           SETH B. MARKS, ATTORNEY
State of OHIO    ]                         NOTARY PUBLIC
                 ]    SS                   COMMISSION HAS????
Cuyahoga County  ]                         SECTION 147.03 0.R.C.


     BEFORE ME, Notary Public, in and for said County and State, personally appeared STEVE Bell, personally known to me, who acknowledged that they did executed the foregoing Lease and that the same is their free act and deed.

     In Witness Whereof, I have hereunto set my hand and seal at Cuyahoga, OH, this 3 day of February, 1998.

                                        /s/ Ja'Nece Robinson
                                        -----------------------------
                                        Notary Public

This Document Prepared by:
Seth B. Marks, Esq.
Beachwood, OH  44122
216-292-2600

                                        /s/ Ja'Nece Robinson
Term Ending Jan 14, 2003                -----------------------------
                                        JA'NECE ROBINSON

                              RULES AND REGULATIONS
                              ---------------------

                                       OF
                                       --

                               GREEN PARK BUILDING
                               -------------------


     (1) No sign, fixture, advertisement or notice shall be displayed, inscribed, painted or affixed by any Lessee on any part of the outside or inside of the Building or on or about the premises without prior written consent of the Lessor and then in such event the sign, fixture, advertisement or notice shall be only of such color, size, style and material as shall be first specified by Lessor, and the same shall only be constructed, installed and/or affixed at Lessee's cost and risk.

     (2) The sidewalks, entrances, passages, and staircases shall not be obstructed or used for any purpose other than ingress and egress.

     (3) The Lessees shall not install or permit to be installed any shades, blinds or draperies unless Lessor shall have given its prior written consent which shall specify the color, material, shape, style and size of the shades or blinds to be installed. No awning or screen shall be installed by Lessee. All draperies in the premises shall be lined in white drapery lining material and all drapery rods and hardware shall be affixed only to wood window casings unless Lessor otherwise consents in writing.

     (4) The Lessee shall not nail or bore or screw into the woodwork or plaster, nor shall any painting be done by the Lessee without the Lessor's written consent being first obtained.

     (5) All glass, locks and trimmings in or above the doors or windows and all electric globes and shades belonging to the Building shall be kept whole and whenever broken by any Lessee shall be immediately replaced or repaired which shall be done by the Lessor at Lessee's expense.

     (6) No additional locks shall be placed upon any door of the premises and Lessee will not permit any duplicate keys to be made, but if more than two (2) keys for any door are desired, the additional number must be procured from Lessor and paid for by Lessee. Upon the termination of the tenancy, Lessee shall surrender to Lessor all such keys.

     (7)         [Intentionally left blank]

    (8) The Lessor retains the power to prescribe the weight and proper positions of safes; and all safes or furniture, boxes and bulky articles and packages shall be taken into or out of the Building or from one part of the Building to another part only at times prescribed by the Lessor, and each Lessee shall be responsible for all damage to the walls, floors or other parts of the Building caused by or resulting from any such moving by Lessee or caused by any safe, furniture, boxes or bulky articles of Lessee. No moving in or out by Lessee shall occur without the prior written consent of the Lessor in each instance. No engine or other machinery other than general office equipment shall be put upon the premises of any Lessee without the express written prior consent of the Lessor.

    (9) The Lessee shall not do or permit anything to be done in the premises or bring or keep anything therein which will in any way increase the rate of fire insurance on the Building, or on property kept therein; nor shall Lessee do or permit anything which will be dangerous to life or limb or which will tend to create a nuisance or injure the reputation of the Building or obstruct or interfere with the rights of other tenants or Lessor, or in any way which would injure or annoy them or conflict with any of the rules or orders of the health authorities or with the statutes of the State of Ohio or the United States or ordinances of the City of Beachwood or which would use the premises for any illegal or immoral purposes.


     (10) The Lessee shall instruct his agents, employees, contractors, guests and invitees not to use the hallways, corridors or stairwells for loitering, lounging or public gathering.

     (11) The doors, windows and transomes that reflect or admit light into passageways or into any common area way in said Building shall not be covered or obstructed by Lessee. The water closets and other plumbing apparatus shall not be used for any purpose other than for which they were constructed and no sweepings, rubbish, rags or other substances shall be thrown therein. Any damage resulting to them from such use shall be borne by the Lessee who causes same.

     (12) Nothing shall be thrown by the Lessee, his agents, invitees, contractors, employees or guests out of the windows or doors or down the passages of the Building or upon the parking lots.

     (13) The Lessee and his employees, agents, contractors, invitees and guests are not to injure or deface the Building, nor the woodwork and walls of the premises, nor to conduct in the Building obnoxious, noisy or offensive business or a nuisance, nor to conduct an auction therein.

     (14) No room or rooms shall be occupied or used as sleeping or lodging apartments.

     (15) Water shall not be wasted by tying or wedging back faucets or otherwise.

     (16) Lessee must not leave their windows open when it rains or snows or when leaving the premises at the close of business or when the premises are unoccupied at any time; and at all such times the Lessee shall close windows and lock doors and for any default or carelessness in these respects or any one of them the Lessee shall make good all injury sustained by other tenants and by the Lessor for damages resulting from such default or carelessness. No windows shall be left open when air conditioning is in operation.

     (17) No bicycle, cart or vehicle, and no animal, shall be allowed in any part of the Building without the prior written consent of the Lessor.

     (18) Lessee shall not accumulate or store in the premises any waste paper, discarded records, books, paper files, sweepings, rags, rubbish or combustible material, unless the same is stored in steel cabinets and is well protected from any external combustion.

     (19) The Lessor reserves the right to exclude from the Building all drunken and disorderly persons, idlers, peddlers, solicitors and persons of similar character and the Lessor reserves the right to exclude persons entering in crowds or in unusual number so as to cause inconvenience to the other tenants of the Building.

                      [Schematics of Warehouse and Office]



                                             WAREHOUSE
                                             3637 GREEN RD.
                                             BEACHWOOD, OHIO